Exhibit 23.1

Board of Directors and Shareholders of

Coolbit Technologies Limited

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our report dated November 21, 2025, except for Notes 8 and 14, as to which the date is March 23, 2026, Notes 1, 18 and 23, as to which the date is June 4, 2026 and Note 20 as to which the date is June 15, 2026, in the Amendment No. 2 to Registration Statement on Form F-1, under the Securities Act of 1933, with respect to the consolidated statements of financial position of Coolbit Technologies Limited and its subsidiaries (collectively the “Company”) as of March 31, 2024 and 2025 and the related consolidated statements of profit or loss and comprehensive income, changes in shareholders’ (deficit) equity, and cash flows for each of the years in the two-year period ended March 31, 2025, and the related notes included herein.

We also consent to the reference of our firm under the caption “Experts” in such Registration Statement.

San Mateo, California	WWC, P.C.
June 15, 2026	Certified Public Accountants
PCAOB ID No.1171